Exhibit 99.1

Albany International Reports First-Quarter 2021 Results

ROCHESTER, N.H.--(BUSINESS WIRE)--April 26, 2021--Albany International Corp. (NYSE:AIN) today reported operating results for its first quarter of 2021, which ended March 31, 2021.

"Albany International’s year is off to a good start with solid first quarter performance,” said Albany International President and Chief Executive Officer, Bill Higgins. “Our business segments continued to deliver excellent operational performance resulting in attractive profit margins despite top-line headwinds caused by the ongoing destocking in the commercial aerospace supply chain. With excellent free cash flow and a healthy balance sheet we are in great financial shape and continue to focus our efforts on operational execution and the pursuit of organic growth opportunities.

“Machine Clothing segment sales strengthened across most product lines and regions, resulting in the segment’s highest first-quarter revenue since 2015. The sales growth and excellent operational execution translated directly into profit growth. The segment’s order book remains strong and supports our outlook for 2021.

“The first quarter results from the Engineered Composites segment are consistent with our plans and expectations for the year. Despite lower segment revenues compared to last year, we delivered expanded adjusted EBITDA margins due to excellent program execution and effective cost controls. The segment is well positioned to meet future demand once inventories in the supply chain adjust to the planned OEM production rates.

“Overall, we are very pleased with how the year is progressing and are reiterating our guidance for 2021. We continue to expect a strong year of operational execution and free cash flow generation. That said, we recognize that there remain risks due to the global pandemic, particularly in commercial aerospace markets,” concluded Higgins.

For the first quarter ended March 31, 2021:

  Net sales were $222.4 million, down $13.4 million, or 6%, when compared to the prior year. Sales declined $25.0 million, or 25.2%, in the Engineered Composites segment driven by lower demand for commercial aircraft components, partially offset by $11.6 million, or 8.5%, growth in Machine Clothing segment sales.
  Gross profit of $88.5 million was 1% lower than the $89.5 million reported for the same period of 2020.
  Selling, Technical, General, and Research (STG&R) expenses were $46.7 million, compared to $49.2 million in the same period of 2020. Revaluation of foreign currency balances decreased STG&R by $0.5 million in 2021, compared to a decrease of $3.7 million in the same period of 2020.
  Operating income was $41.8 million, compared to $39.6 million in the prior year, an increase of 6%, principally due to lower STG&R expenses.
  The effective tax rate was 26.7%, compared to an unusually high 62.1% for the first quarter of 2020. Discrete income tax adjustments decreased first-quarter income tax expense by $1.3 million in 2021, compared to a $5.1 million increase to income tax expense in 2020.
  Net income attributable to the Company was $27.6 million ($0.85 per share), compared to $9.1 million ($0.28 per share) in Q1 2020. Adjusted earnings per share (or Adjusted EPS, a non-GAAP measure) was $0.87 per share in the first quarter of 2021, compared to $0.78 in the same period of last year.
  Adjusted EBITDA (a non-GAAP measure) was $60.7 million, compared to $59.1 million in Q1 2020, an increase of 2.6%.

Please see the tables below for a reconciliation of non-GAAP measures to their comparable GAAP measures.

Outlook for Full-Year 2021

The Company has updated GAAP earnings per share guidance to reflect non-GAAP adjustments reported in Q1. All other previously issued guidance for 2021 remains unchanged:

  Total company revenue of between $850 and $890 million;
  Effective income tax rate, including tax adjustments, of 28% to 30%;
  Total company depreciation and amortization of between $70 and $75 million;
  Capital expenditures in the range of $50 to $60 million;
  GAAP earnings per share of between $2.38 and $2.78 and Adjusted earnings per share of between $2.40 and $2.80;
  Total company Adjusted EBITDA of $195 to $220 million;
  Machine Clothing revenue of $570 to $590 million;
  Machine Clothing Adjusted EBITDA of between $195 and $205 million;
  Albany Engineered Composites (AEC) revenue between $275 to $295 million; and
  Albany Engineered Composites Adjusted EBITDA of $55 to $65 million.

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Net sales	$222,362	$235,764
Cost of goods sold	133,816	146,292

Gross profit	88,546	89,472
Selling, general, and administrative expenses	37,195	40,106
Technical and research expenses	9,481	9,130
Restructuring expenses, net	52	642

Operating income	41,818	39,594
Interest expense, net	3,569	3,977
Other expense/(income), net	600	15,569

Income before income taxes	37,649	20,048
Income tax expense	10,040	12,454

Net income	27,609	7,594
Net income/(loss) attributable to the noncontrolling interest	27	(1,515)
Net income attributable to the Company	$27,582	$9,109

Earnings per share attributable to Company shareholders - Basic	$0.85	$0.28

Earnings per share attributable to Company shareholders - Diluted	$0.85	$0.28

Shares of the Company used in computing earnings per share:
Basic	32,352	32,312

Diluted	32,401	32,320

Dividends declared per share, Class A and Class B	$0.20	$0.19

ALBANY INTERNATIONAL CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$237,871	$241,316
Accounts receivable, net	188,066	188,423
Contract assets, net	121,767	139,289
Inventories	117,022	110,478
Income taxes prepaid and receivable	7,362	5,940
Prepaid expenses and other current assets	32,306	31,830
Total current assets	$704,394	$717,276

Property, plant and equipment, net	435,976	448,554
Intangibles, net	44,675	46,869
Goodwill	184,374	187,553
Deferred income taxes	33,436	38,757
Noncurrent receivables, net	34,945	36,265
Other assets	74,366	74,662
Total assets	$1,512,166	$1,549,936

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$54,533	$49,173
Accrued liabilities	104,988	125,459
Current maturities of long-term debt	2	9
Income taxes payable	7,439	16,222
Total current liabilities	166,962	190,863

Long-term debt	384,000	398,000
Other noncurrent liabilities	124,167	130,424
Deferred taxes and other liabilities	10,826	10,784
Total liabilities	685,955	730,071

SHAREHOLDERS' EQUITY
Preferred stock, par value $5.00 per share; authorized 2,000,000 shares; none issued	—	—
Class A Common Stock, par value $.001 per share; authorized 100,000,000 shares; 39,141,483 issued in 2021 and 39,115,405 in 2020	39	39
Class B Common Stock, par value $.001 per share; authorized 25,000,000 shares; issued and outstanding 1,617,998 in 2021 and 2020	2	2
Additional paid in capital	433,811	433,696
Retained earnings	791,854	770,746
Accumulated items of other comprehensive income:
Translation adjustments	(99,158)	(83,203)
Pension and postretirement liability adjustments	(39,152)	(39,661)
Derivative valuation adjustment	(8,792)	(9,544)
Treasury stock (Class A), at cost; 8,391,011 shares in 2021 and 2020	(256,009)	(256,009)
Total Company shareholders' equity	822,595	816,066
Noncontrolling interest	3,616	3,799
Total equity	826,211	819,865
Total liabilities and shareholders' equity	$1,512,166	$1,549,936

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
OPERATING ACTIVITIES
Net income	$27,609	$7,594
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Depreciation	16,589	15,506
Amortization	2,293	2,564
Change in deferred taxes and other liabilities	4,442	5,817
Impairment of property, plant and equipment	185	197
Non-cash interest expense	45	151
Compensation and benefits paid or payable in Class A Common Stock	(13)	(682)
Provision for credit losses from uncollected receivables and contract assets	(110)	1,655
Foreign currency remeasurement (gain)/loss on intercompany loans	(308)	15,387
Fair value adjustment on foreign currency options	139	64

Changes in operating assets and liabilities that provided/(used) cash:
Accounts receivable	(3,236)	(3,394)
Contract assets	16,104	(8,840)
Inventories	(8,563)	(19,750)
Prepaid expenses and other current assets	(899)	(2,156)
Income taxes prepaid and receivable	(1,465)	(237)
Accounts payable	9,188	(1,046)
Accrued liabilities	(19,485)	(15,072)
Income taxes payable	(8,077)	(3,571)
Noncurrent receivables	488	(231)
Other noncurrent liabilities	(2,097)	(60)
Other, net	857	(534)
Net cash provided by/(used in) operating activities	33,686	(6,638)

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(12,534)	(12,759)
Purchased software	(2)	(46)
Net cash used in investing activities	(12,536)	(12,805)

FINANCING ACTIVITIES
Proceeds from borrowings	8,000	70,000
Principal payments on debt	(22,007)	(3,006)
Principal payments on finance lease liabilities	(349)	(6,134)
Taxes paid in lieu of share issuance	(998)	(490)
Proceeds from options exercised	128	—
Dividends paid	(6,468)	(6,139)
Net cash (used in)/provided by financing activities	(21,694)	54,231

Effect of exchange rate changes on cash and cash equivalents	(2,901)	(7,648)

(Decrease)/increase in cash and cash equivalents	(3,445)	27,140
Cash and cash equivalents at beginning of period	241,316	195,540
Cash and cash equivalents at end of period	$237,871	$222,680

Reconciliation of non-GAAP measures to comparable GAAP measures

The following tables present Net sales and the effect of changes in currency translation rates:

(in thousands, except percentages)	Net sales as reported, Q1 2021	Increase due to changes in currency translation rates	Q1 2021 sales on same basis as Q1 2020 currency translation rates	Net sales as reported, Q1 2020	% Change compared to Q1 2020, excluding currency rate effects
Machine Clothing	$148,206	$4,861	$143,345	$136,602	4.9%
Albany Engineered Composites	74,156	1,178	72,978	99,162	(26.4)%
Consolidated total	$222,362	$6,039	$216,323	$235,764	(8.2)%

The following tables present Gross profit and Gross profit margin:

(in thousands, except percentages)	Gross profit, Q1 2021	Gross profit margin, Q1 2021	Gross profit, Q1 2020	Gross profit margin, Q1 2020
Machine Clothing	$76,393	51.5%	$72,652	53.2%
Albany Engineered Composites	12,153	16.4%	16,820	17.0%
Consolidated total	$88,546	39.8%	$89,472	37.9%

A reconciliation from operating income/(loss) (GAAP) to Adjusted EBITDA (non-GAAP) for the current-year and comparable prior-year periods has been calculated as follows:

Three months ended March 31, 2021
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$50,363	$2,938	$(11,483)	$41,818
Interest, taxes, other income/(expense)	—	—	(14,209)	(14,209)
Net income/(loss) (GAAP)	50,363	2,938	(25,692)	27,609
Interest expense, net	—	—	3,569	3,569
Income tax expense	—	—	10,040	10,040
Depreciation and amortization expense	5,122	12,865	895	18,882
EBITDA (non-GAAP)	55,485	15,803	(11,188)	60,100
Restructuring expenses, net	(69)	89	32	52
Foreign currency revaluation (gains)/losses	(492)	575	167	250
Acquisition/integration costs	—	314	—	314
Pre-tax (income) attributable to noncontrolling interest	—	(46)	—	(46)
Adjusted EBITDA (non-GAAP)	$54,924	$16,735	$(10,989)	$60,670
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales-non-GAAP)	37.1%	22.6%	—	27.3%

Three months ended March 31, 2020
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$47,175	$7,623	$(15,204)	$39,594
Interest, taxes, other income/(expense)	—	—	(32,000)	(32,000)
Net income/(loss) (GAAP)	47,175	7,623	(47,204)	7,594
Interest expense, net	—	—	3,977	3,977
Income tax expense	—	—	12,454	12,454
Depreciation and amortization expense	5,087	11,985	998	18,070
EBITDA (non-GAAP)	52,262	19,608	(29,775)	42,095
Restructuring expenses, net	642	—	—	642
Foreign currency revaluation (gains)/losses	(3,661)	697	14,830	11,866
Former CEO termination costs	—	—	2,742	2,742
Acquisition/integration costs	—	298	—	298
Pre-tax expense attributable to noncontrolling interest	—	1,492	—	1,492
Adjusted EBITDA (non-GAAP)	$49,243	$22,095	$(12,203)	$59,135
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales-non-GAAP)	36.0%	22.3%	—	25.1%

Per share impact of the adjustments to earnings per share are as follows:

Three months ended March 31, 2021 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$52	$15	$37	$0.00
Foreign currency revaluation (gains)/losses	250	(135)	385	0.01
Acquisition/integration costs	314	94	220	0.01

Three months ended March 31, 2020 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$642	$192	$450	$0.01
Foreign currency revaluation (gains)/losses (a)	11,866	(1,545)	13,411	0.42
Former CEO termination costs	2,742	713	2,029	0.06
Acquisition/integration costs	298	89	209	0.01

(a) In Q1 2020, the company recorded losses of approximately $17 million in jurisdictions where it cannot record a tax benefit from the losses, which results in an unusual relationship between the pre-tax and after-tax amounts.

The following table provides a reconciliation of Earnings per share to Adjusted Earnings per share:

	Three months ended March 31,
Per share amounts (Basic)	2021	2020
Earnings per share (GAAP)	$0.85	$0.28
Adjustments, after tax:
Restructuring expenses, net	—	0.01
Foreign currency revaluation (gains)/losses	0.01	0.42
Former CEO termination costs	—	0.06
Acquisition/integration costs	0.01	0.01
Adjusted Earnings per share (non-GAAP)	$0.87	$0.78

The calculations of net debt are as follows:

(in thousands)	March 31, 2021	December 31, 2020
Current maturities of long-term debt	$2	$9
Long-term debt	384,000	398,000
Total debt	384,002	398,009
Cash and cash equivalents	237,871	241,316
Net debt (non-GAAP)	$146,131	$156,693

The tables below provide a reconciliation of forecasted full-year 2021 Adjusted EBITDA and Adjusted EPS (non-GAAP measures) to the comparable GAAP measures:

Forecast of Full Year 2021 Adjusted EBITDA	Machine Clothing		AEC
(in millions)	Low	High	Low	High
Net income attributable to the Company (GAAP) (b)	$176	$185	$4	$13
Income attributable to the noncontrolling interest	—	—	—	—
Interest expense, net	—	—	—	—
Income tax expense	—	—	—	—
Depreciation and amortization	19	20	50	51
EBITDA (non-GAAP)	195	205	54	64
Restructuring expenses, net (c)	—	—	—	—
Foreign currency revaluation (gains)/losses (c)	—	—	1	1
Acquisition/integration costs (c)	—	—	—	—
Pre-tax (income)/loss attributable to non-controlling interest	—	—	—	—
Adjusted EBITDA (non-GAAP)	$195	$205	$55	$65
(b) Interest, Other income/expense and Income taxes are not allocated to the business segments

Forecast of Full Year 2021 Adjusted EBITDA	Total Company
(in millions)	Low	High
Net income attributable to the Company (GAAP)	$77	$90
Income attributable to the noncontrolling interest	—	—
Interest expense, net	17	15
Income tax expense	30	39
Depreciation and amortization	70	75
EBITDA (non-GAAP)	194	219
Restructuring expenses, net (c)	—	—
Foreign currency revaluation (gains)/losses (c)	1	1
Acquisition/integration costs (c)	—	—
Pre-tax (income)/loss attributable to non-controlling interest	—	—
Adjusted EBITDA (non-GAAP)	$195	$220

	Total Company
Forecast of Full Year 2021 Earnings per share (basic) (d)	Low	High
Net income attributable to the Company (GAAP)	$2.38	$2.78
Restructuring expenses, net (c)	—	—
Foreign currency revaluation (gains)/losses (c)	0.01	0.01
Acquisition/integration costs (c)	0.01	0.01
Adjusted Earnings per share (non-GAAP)	$2.40	$2.80

(c) Due to the uncertainty of these items, we are unable to forecast these items for 2021
(d) Calculations based on shares outstanding estimate of 32.3 million.

About Albany International Corp.

Albany International is a leading developer and manufacturer of engineered components, using advanced materials processing and automation capabilities, with two core businesses. Machine Clothing is the world’s leading producer of custom-designed, consumable fabrics and process belts essential for the manufacture of all grades of paper products. Albany Engineered Composites is a growing designer and manufacturer of advanced materials-based engineered components for demanding aerospace applications, supporting both commercial and military platforms. Albany International is headquartered in Rochester, New Hampshire, operates 23 facilities in 11 countries, employs approximately 4,000 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

Non-GAAP Measures

This release, including the conference call commentary associated with this release, contains certain non-GAAP measures, including: net sales, and percent change in net sales, excluding the impact of currency translation effects (for each segment and on a consolidated basis); EBITDA and Adjusted EBITDA (for each segment and on a consolidated basis, represented in dollars or as a percentage of net sales); Net debt; and Adjusted earnings per share (or Adjusted EPS). Such items are provided because management believes that they provide additional useful information to investors regarding the Company’s operational performance.

Presenting Net sales and increases or decreases in Net sales, after currency effects are excluded, can give management and investors insight into underlying sales trends. Net sales, or percent changes in net sales, excluding currency rate effects, are calculated by converting amounts reported in local currencies into U.S. dollars at the exchange rate of a prior period. These amounts are then compared to the U.S. dollar amount as reported in the current period.

EBITDA, Adjusted EBITDA and Adjusted EPS are performance measures that relate to the Company’s continuing operations. EBITDA, or net income with interest, taxes, depreciation, and amortization added back, is a common indicator of financial performance used, among other things, to analyze and compare core profitability between companies and industries because it eliminates effects due to differences in financing, asset bases and taxes. The Company calculates EBITDA by removing the following from Net income: Interest expense, net, Income tax expense, Depreciation and amortization expense. Adjusted EBITDA is calculated by: adding to EBITDA costs associated with restructuring, former CEO termination costs, and inventory write-offs associated with discontinued businesses; adding charges and credits related to pension plan settlements and curtailments; adding (or subtracting) revaluation losses (or gains); subtracting (or adding) gains (or losses) from the sale of buildings or investments; subtracting insurance recovery gains in excess of previously recorded losses; adding acquisition/integration costs and subtracting (or adding) Income (or loss) attributable to the non-controlling interest in Albany Safran Composites (ASC). Adjusted EBITDA may also be presented as a percentage of net sales by dividing it by net sales. An understanding of the impact in a particular quarter of specific restructuring costs, former CEO termination costs, acquisition/integration costs, currency revaluation, inventory write-offs associated with discontinued businesses, or other gains and losses, on net income (absolute as well as on a per-share basis), operating income or EBITDA can give management and investors additional insight into core financial performance, especially when compared to quarters in which such items had a greater or lesser effect, or no effect. Restructuring expenses, while frequent in recent years, are reflective of significant reductions in manufacturing capacity and associated headcount in response to shifting markets, and not of the profitability of the business going forward as restructured. Adjusted earnings per share (Adjusted EPS) is calculated by adding to (or subtracting from) net income attributable to the Company per share, on an after-tax basis: restructuring charges; former CEO severance costs; charges and credits related to pension plan settlements and curtailments; inventory write-offs associated with discontinued businesses; foreign currency revaluation losses (or gains); acquisition-related expenses; and losses (or gains) from the sale of investments.

EBITDA, Adjusted EBITDA, and Adjusted EPS, as defined by the Company, may not be similar to similarly named measures of other companies. Such measures are not considered measurements under GAAP, and should be considered in addition to, but not as substitutes for, the information contained in the Company’s statements of income.

The Company discloses certain income and expense items on a per-share basis. The Company believes that such disclosures provide important insight into underlying quarterly earnings and are financial performance metrics commonly used by investors. The Company calculates the quarterly per-share amount for items included in continuing operations by using an income tax rate based on either the tax rates in specific countries or the estimated tax rate applied to total company results. The tax rate applied excludes income tax adjustments (discrete tax adjustments and the effect of changes in the estimated income tax rate). The after-tax amount is then divided by the weighted-average number of shares outstanding for each period. Year-to-date earnings per-share effects are determined by adding the amounts calculated at each reporting period.

Net debt is, in the opinion of the Company, helpful to investors wishing to understand what the Company’s debt position would be if all available cash were applied to pay down indebtedness. The Company calculates Net debt by subtracting Cash and cash equivalents from Total debt. Total debt is calculated by adding Long-term debt, Current maturities of long-term debt, and Notes and loans payable, if any.

Forward-Looking Statements

This press release may contain statements, estimates, guidance or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “guidance,” “guide,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release or in the webcast include, without limitation, statements about macroeconomic and paper-industry trends and conditions during 2021 and in future years; expectations in 2021 and in future periods of sales, EBITDA, Adjusted EBITDA (both in dollars and as a percentage of net sales), Adjusted EPS, income, gross profit, gross margin, cash flows and other financial items in each of the Company’s businesses, and for the Company as a whole; the timing and impact of production and development programs in the Company’s AEC business segment and the sales growth potential of key AEC programs, as well as AEC as a whole; the amount and timing of capital expenditures, future tax rates and cash paid for taxes, depreciation and amortization; future debt and net debt levels and debt covenant ratios; and changes in currency rates and their impact on future revaluation gains and losses. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

Contacts

John Hobbs
603-330-5897
john.hobbs@albint.com